UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 8, 2009
Date of Report (Date of earliest event reported)

GTJ REIT, INC.
(Exact name of registrant as specified in its Charter)

Maryland	0001368757	20-5188065
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

444 Merrick Road
Lynbrook, NY 11563
(Address of principal executive offices) (Zip Code)

(516) 881-3535
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On April 8, 2009, the Audit Committee of GTJ REIT, Inc. (the “Company”) approved the dismissal of Weiser LLP (“Weiser”) as the Company’s independent registered public accounting firm and appointed BDO Seidman, LLP (“BDO Seidman”) as its new independent registered public accounting firm. Weiser’s report on our financial statements for the fiscal years ending December 31, 2007 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During fiscal years ending December 31, 2007 and 2008, and the subsequent interim period through April 8, 2009, there were no disagreements with Weiser on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Weiser, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

We engaged BDO Seidman as our new independent registered public accounting firm as of April 8, 2009. During fiscal years ending December 31, 2007 and 2008, and the subsequent interim period through April 8, 2009, we nor anyone on our behalf engaged BDO Seidman regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

The Registrant provided a copy of the foregoing disclosures relating to the change in the Company’s independent registered public accounting firm to Weiser prior to date of the filing of this Current Report on Form 8-K (the “Current Report”). We requested Weiser to furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us in the Current Report, and, if not, expressing the respects in which it does not agree. This letter is attached hereto as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

16.1 Letter from Weiser LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2009	GTJ REIT, INC.

By: /s/ David J. Oplanich
David J. Oplanich
Chief Financial Officer